UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As discussed in greater detail under Item 3, “Legal Proceedings”, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to the consolidated financial statements contained in the Company’s 2005 Annual Report on Form 10-K filed on March 16, 2006 (the “Form 10-K”), on March 14, 2006, the Company reached an agreement in principle with the Internal Revenue Service to resolve the IRS’ employment tax audit, which includes the Company’s agreement to the imposition of accuracy-related penalties under Section 6662 of the Internal Revenue Code. Under this agreement in principle, the Company expects to make a total payment of approximately $32,000,000 to the IRS. As discussed in greater detail in the Form 10-K, the Company had previously recorded a withholding tax liability of $18,096,000 and a withholding tax asset of $274,000 in its consolidated Balance Sheet as of December 31, 2004. Based on the agreement in principle, the Company has eliminated the withholding tax asset of $274,000 and has recorded an additional withholding tax liability of $13,904,000, or a total of $32,000,000, in its consolidated Balance Sheet as of December 31, 2005. As a result, the Company has recorded in the fourth quarter of 2005 a net withholding tax expense of $14,178,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

	By:	/s/ Erik D. Ramanathan
Dated: March 16, 2006		Erik D. Ramanathan
Vice President, General Counsel